Exhibit 10.1

AMENDMENT NO. l TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of March 9, 2011, by and among Chemtura Corporation, a Delaware corporation (the “Company”) and Chet H. Cross (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of November 10, 2010 (the “Agreement”); and

WHEREAS, in consideration of the grant of equity awards pursuant to the terms of the 2010 Long Term Incentive Plan with a value equal to $170,000, which shall be made in sixty percent (60%) options and forty percent (40%) restricted stock units and will vest ratably over the three (3) year period from the date of grant, the Company and the Executive desire to amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth m this Amendment, the Company and the Executive hereby agree as follows:

I.             Amendment.

1.1          Section 9(e) of the Agreement is hereby amended by deleting Section 9(e)(i)(C)(y)(III) which states “and (III) annual perquisite allowance.”

1.2          Section 9(f) of the Agreement is hereby amended by restating the second sentence of Section 9(f) by deleting Section 9(f)(l)(y)(III) which states “and (III) annual perquisite allowance.”

1.3          Section I 0 is hereby deleted in its entirety and replaced in full with the following:

“I 0.        Code Section 280G.

(a)           If it shall be determined that any benefit provided to the Executive or payment or distribution by or for the account of the Company to or for the benefit of the Executive, whether provided, paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Pavment”) would be subject to the excise tax imposed by Internal Revenue Code Section 4999, or any interest or penalties are incurred by the Executive with respect to such excise tax resulting from any action or inaction by the Company (such excise tax, together with any such interest and penalties, collectively, the “Excise Tax”), then the Executive will be entitled to receive either (A) the full amount of the Payments, or (B) a portion of the Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Internal Revenue Code Section 280G(b)(3)(A)), whichever of clauses (A) and (B), after taking into account applicable federal, state, and local income taxes and the Excise Tax, results in the receipt by the

Executive on an after-tax basis, of the greatest portion of the Payments. Any reduction of the Payments pursuant to the foregoing shall occur in the following order: (A) any cash severance payable by reference to the Executive’s base salary or annual bonus; (B) any other cash amount payable to the Executive; (C) any benefit valued as a “parachute payment;” and (D) acceleration of vesting of any equity award.

(b)           Any determination required under this Section 10 shall be made in writing by the independent public accountants of the Company, whose determination shall be conclusive and binding for all purposes upon the Company and the Executive. For purposes of making any calculation required by this Section I 0, such accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Internal Revenue Code Sections 280G and 4999.”

2.             Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3.             Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4.             Counteroarts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

CHEMTURA CORPORATION

By:	/s/ Craig A. Rogerson
Name:	Craig A. Rogerson
Title:	Chairman. President and CEO

EXECUTIVE

/s/ Chet H. Cross
Chet H. Cross

Signature Page to Amendment No. 1 to Employment Agreement